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                                                                     EXHIBIT 5.1


                        [BAKER BOTTS L.L.P. LETTERHEAD]



November 13, 2002

001349.0276

ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079

Ladies and Gentlemen:

                  As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") by ConocoPhillips, a Delaware corporation ("ConocoPhillips"), Conoco Inc., a Delaware corporation ("Conoco"), Phillips Petroleum Company, a Delaware corporation ("Phillips"), and ConocoPhillips Trust I and ConocoPhillips Trust II, each a statutory Delaware trust (the "Trusts"), under the Securities Act of 1933, as amended (the "Act"), relating to securities to be issued and sold by ConocoPhillips, Conoco, Phillips and the Trusts from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $5,000,000,000, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (a) ConocoPhillips' unsecured senior debt securities (the "Senior Debt Securities") fully and unconditionally guaranteed by Conoco and Phillips (the "Senior Debt Guarantees"); (b) ConocoPhillips' unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (c) shares of common stock, par value $.01 per share, of ConocoPhillips ("Common Stock"); (d) shares of preferred stock, par value $.01 per share, of ConocoPhillips ("Preferred Stock"); (e) warrants to purchase other securities ("Warrants"); (f) depositary shares representing Preferred Stock ("Depositary Shares"); (g) stock purchase contracts of ConocoPhillips ("Stock Purchase Contracts"); (h) stock purchase units of ConocoPhillips, consisting of (1) a Stock Purchase Contract and (2) a beneficial interest in Senior Debt Securities, Subordinated Debt Securities, Trust Securities (as defined below) or debt obligations of third parties securing the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts ("Stock Purchase Units"); (i) preferred securities of the Trusts (the "Trust Securities"); and (j) ConocoPhillips' guarantees with respect to the Trust Securities (the "Trust Guarantees"). The Debt Securities, Senior Debt Guarantees, Common Stock, Preferred Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Trust Guarantees are collectively referred to herein as the "Securities."

                  Each series of Senior Debt Securities and the related Senior Debt Guarantees will be issued pursuant to the Indenture, dated as of October 9, 2002 (the "Senior Indenture"), among ConocoPhillips, as issuer, Conoco and Phillips, as guarantors, and The Bank of New York, as trustee, and each series of Subordinated Debt Securities will be issued pursuant to an indenture to be entered into between ConocoPhillips, as issuer, and The Bank of New York, as trustee (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), as each such Indenture will be supplemented, in connection with the issuance of each such series, by a
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BAKER BOTTS L.L.P.
ConocoPhillips                         2                       November 13, 2002



supplemental indenture, officers' certificate or other writing thereunder establishing the form and terms of such series. Each Trust Guarantee will be issued pursuant to a guarantee agreement to be entered into between the Company and The Bank of New York, as guarantee trustee thereunder (each, a "Guarantee Agreement").

                  In our capacity as your counsel in the connection referred to above, we have examined ConocoPhillips' Restated Certificate of Incorporation and Bylaws, each as amended to date (the "Charter Documents"), the Senior Indenture, the forms of Subordinated Indenture and Guarantee Agreement (each as filed as an exhibit to the Registration Statement), and originals, or copies certified or otherwise identified, of corporate records of ConocoPhillips, including minute books of ConocoPhillips as furnished to us by ConocoPhillips, certificates of public officials and of representatives of ConocoPhillips, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In connection with this opinion, we have assumed that:

                  (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

                  (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

                  (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

                  (d) the Board of Directors of ConocoPhillips or, to the extent permitted by the General Corporation Law of the State of Delaware and ConocoPhillips' Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

                  (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by ConocoPhillips and the other parties thereto (the "Purchase Agreement");

                  (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

                  (g) all Securities, and any certificates or Receipts (as defined below) in respect thereof, will be delivered in accordance with either (a) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption
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BAKER BOTTS L.L.P.
ConocoPhillips                         3                       November 13, 2002



         or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

                  (h) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to ConocoPhillips, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to ConocoPhillips for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

                  (i) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

                  (j) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by ConocoPhillips and the warrant agent thereunder appointed by ConocoPhillips; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;

                  (k) in the case of Depositary Shares, the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares; the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph (i) above will have been taken; a depositary agreement (the "Depositary Agreement") relating to the Depositary Shares and the related depositary receipts evidencing such Depositary Shares ("Receipts") will have been duly authorized and validly executed and delivered by ConocoPhillips and a bank or trust company to be selected by ConocoPhillips, as depositary (the "Depositary"), and such Depositary Agreement and such Receipts will not include any provision that is unenforceable; the shares of Preferred Stock underlying such Depositary Shares will have been deposited with the Depositary under the applicable
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BAKER BOTTS L.L.P.
ConocoPhillips                         4                       November 13, 2002



         Depositary Agreement; and the Depositary Receipts will have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement;

                  (l) in the case of Debt Securities of any series issuable under an Indenture:

                  o if such Debt Securities are Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by ConocoPhillips and the trustee thereunder;

                  o in accordance with the terms of the Indenture under which such Debt Securities will be issued, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities and such Debt Securities will not include any provision that is unenforceable;

                  o the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

                  o forms of Debt Securities, including, if applicable, the related Senior Debt Guarantees, complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities and, if applicable, the related Senior Debt Guarantees will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

                  (m) in the case of Trust Guarantees, the Board will have taken all necessary corporate action to establish the terms thereof; a guarantee agreement substantially in the form of the Guarantee Agreement will have been duly executed and delivered by ConocoPhillips and the trustee thereunder; such guarantee agreement will have become qualified under the Trust Indenture Act of 1939, as amended, and will not contain any provision that is unenforceable; and such Trust Guarantees will have been duly issued and delivered in accordance with the provisions of such guarantee agreement;

                  (n) in the case of Stock Purchase Contracts, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract agreement relating thereto; such Stock Purchase Contracts and purchase contract agreement will have been duly executed and delivered by the parties thereto; and neither such Stock Purchase Contracts nor such purchase contract agreement will include any provision that is unenforceable; and

                  (o) in the case of Stock Purchase Units, the Board will have taken all necessary corporate action to establish the terms of such Stock Purchase Units and the terms of the Securities, if any, such Stock Purchase Units include; the action with respect to the Stock Purchase Contracts included in such Stock Purchase Units referred to in
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BAKER BOTTS L.L.P.
ConocoPhillips                         5                       November 13, 2002



         paragraph (n) above will have been taken; if such Stock Purchase Units include Trust Securities, such Trust Securities will be legal, valid and binding obligations of the applicable Trust, enforceable against the applicable Trust in accordance with their terms; if such Stock Purchase Units include securities other than Securities or Trust Securities, such other securities will have been duly and validly executed, issued and delivered by the issuer thereof and will be legal, valid and binding obligations of such issuer, enforceable against such issuer in accordance with their respective terms; and no agreement or other instrument establishing such Stock Purchase Units or defining the rights of the holders of such Stock Purchase Units will contain any provision that is unenforceable.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

                  2. The Warrants and the Depositary Shares included in the Securities will, when issued, have been duly authorized and validly issued.

                  3. The Debt Securities, Trust Guarantees, Stock Purchase Contracts and Stock Purchase Units included in the Securities will, when issued, constitute legal, valid and binding obligations of ConocoPhillips, enforceable against ConocoPhillips in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

                  4. Each Senior Debt Guarantee of Conoco or Phillips relating to any Senior Debt Securities included in the Securities will, when issued, constitute a legal, valid and binding obligation of Conoco or Phillips, as applicable, enforceable against Conoco or Phillips, as applicable, in accordance with its terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

                  The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             BAKER BOTTS L.L.P.